 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): June 1, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Financing Transactions

Purchase Agreements

On June 1, 2020 and June 4, 2020, the Company entered into separate security purchase agreements (the “Purchase Agreements”) with 18 accredited investors (the “Investors”) of which approximately 70% were new investors in the Company’s equity. Through a private placement of the Company’s public equity at $3.00 per common share, the Purchase Agreements raised $200 million. This fundraising is aligned with the Company’s strategic priorities to support business growth and further reduce and simplify the balance sheet.

Investors, including stockholders that beneficially own more than five percent of the Company’s outstanding Common Stock and are owned by or affiliated with individuals serving on the Company’s Board of Directors, such as Foris Ventures, LLC (“Foris”) and Vivo Capital LLC, are participating in the issuance of an aggregate of 32,614,573 shares (the “Common Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and 102,156.21 shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share, convertible into 34,052,070 shares of Common Stock (the “Preferred Stock”), at a price of $3.00 per Common Share and $1,000 per Preferred Share (the “Purchase Price”), resulting in an aggregate purchase price of $200 million (the “Offering”).

The closing of the Offering (the “Closing”) is expected to occur on or about June 5, 2020, subject to customary closing conditions. Upon Closing, the Company expects to receive aggregate net proceeds of approximately $190 million after payment of the estimated offering expenses and placement agent fees.

The Purchase Agreements include customary representations, warranties and covenants of the parties. The Company will use the proceeds from the Offering for the repayment of certain outstanding indebtedness and the remainder for general corporate purposes. In addition, in connection with the Purchase Agreement, the Company executed a letter agreement (the “Letter Agreement”) pursuant to which, subject to certain exceptions, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until September 1, 2020.

The Company has engaged each of Jefferies LLC and Cowen and Company, LLC to serve as joint lead placement agents and Oppenheimer & Co. Inc.to serve as a co-placement agent for the Company with respect to the Offering.

Pursuant to the Purchase Agreements, within 45 calendar days of the date of the Purchase Agreements, the Company shall file with the SEC a registration statement on Form S-1 providing for the resale by the Investors of the Common Shares and the shares of Common Stock issuable to the Investors upon conversion of the Preferred Shares.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the Form of Purchase Agreement, which is filed hereto as Exhibit 10.01 and which is incorporated herein by reference.

The securities issued or to be issued pursuant to the Purchase Agreements are being sold in private placements pursuant to an exemption from registration under Rule 506(b) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), without general solicitation, made only to and with “accredited investors” as defined in Regulation D.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Series E Convertible Preferred Stock

Each share of Series E Preferred Stock issued in the Offering has a stated value of $1,000 and is convertible into 333.33 Common Shares. All Preferred Shares shall be automatically converted, without any further action by the holder, on the first trading day after the Company obtains Stockholder Approval (as defined below).

Unless and until converted into Common Stock in accordance with its terms, the Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Preferred Stock.

The Company shall obtain stockholder approval for the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock as is required by the applicable rules and regulations of the Nasdaq Stock Market, including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreements, including the issuance of Common Shares upon conversion of the Preferred Shares in excess of 19.99% of the issued and outstanding Common Stock on the date of the Purchase Agreements (the “Stockholder Approval”). Pursuant to the Purchase Agreements, the Company is required to hold a special meeting of stockholders within 75 calendar days of the date of the Purchase Agreements for the purpose of obtaining Stockholder Approval.

The foregoing description of the Series E Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), which is filed hereto as Exhibit 3.1 and is incorporated herein by reference. The Company will file the Series E Certificate of Designation with the Secretary of State of Delaware prior to the Closing.

Debt Instrument Amendment

Foris Amendment to Loan and Security Agreement

As previously reported, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) are party to an Amended and Restated Loan and Security Agreement, dated October 28, 2019 (as amended, the “LSA”), by and among the Company, certain of its subsidiaries and Foris, under which approximately $50.5 million is outstanding (the “Secured Indebtedness”). The provisions of the LSA and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 1, 2019, and all of such disclosure is incorporated herein by reference.

On June 1, 2020, the Company, the Subsidiary Guarantors and Foris entered into Amendment No 1 to the LSA (the “LSA Amendment”), pursuant to which: (i) Foris shall have the option, in its sole discretion, to convert all or portion of the Secured Indebtedness into shares of Common Stock at a conversion price equal to the Purchase Price (the “Conversion Option”), subject to (1) required approvals by the Nasdaq Stock Market, and (2) the Company’s stockholder approval (the “Additional Stockholder Approval”) to (x) increase the Company’s authorized capital stock, if applicable, and (y) issue shares of Common Stock upon exercise of the Conversion Option in accordance with applicable rules and regulations of the Nasdaq Stock Market, including Nasdaq Listing Standard Rule 5635(d); provided that, if the Additional Stockholder Approval is obtained by no later than August 15, 2020, Foris would exercise its Conversion Option with respect to no less than $15 million of the Secured Indebtedness within 30 days of such Additional Stockholder Approval; (ii) the interest rate applicable to the Secured Indebtedness was amended from and after June 1, 2020 to a per annum rate of interest equal to 6.00%; and (iii) the Company shall not be required to make any interest payments outstanding as of May 31, 2020 or accruing thereafter prior to July 1, 2022, the maturity date of the Secured Indebtedness.

The foregoing description of the LSA Amendment is qualified in its entirety by reference to the LSA Amendment which is filed hereto as Exhibit 10.2 and is incorporated herein by reference

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the SEC on May 11, 2020 (the “10-Q”), in May 2020, the Company obtained waivers from certain lenders, which extended the due date for all payments due to these lenders to the earlier of the day the Company receives cash proceeds from any private placement of its equity and/or equity-linked securities, and May 31, 2020; and extended and amended, respectively, the maturity date of the Company’s promissory notes to Total Raffinage Chimie (“Total”) and Nikko Chemicals Co. (“Nikko”) to the earlier of the day the Company receives cash proceeds from any private placement of its equity and/or equity-linked securities and May 31, 2020 (collectively, the “Waivers and Extensions”). On June 1, 2020, the Company failed to make the required payments (the “Payment Default”) due under certain debt instruments (the “Instruments”) with Total, DSM Finance B.V., Naxyris S.A., Ginkgo Bioworks, Inc., and Nikko (collectively, the “Defaulted Lenders”).

The Payment Default resulted in an event of default under each Instrument and caused an acceleration of the outstanding principal and accrued interest under the Instruments with Total and Nikko of approximately $13.5 million, in the aggregate, which were already due and payable. On June 2, 2020, Total exercised its option under its Promissory Note, dated May 7, 2020 and due on May 31, 2020 (the “Total Note”) to convert all outstanding principal and interest into 3,246,489 shares of Common Stock of the Company, pursuant to the terms of the Total Note. Following such conversion, the Company’s payment obligations under the Total Note were deemed satisfied in full.

The Payment Default and the expiration of the Waivers and Extensions also triggered cross-defaults under substantially all other material debt instruments of the Company, which permits the holders of such indebtedness to accelerate the amounts owing under such instruments. As described above, the Company will use the proceeds from the Offering to make payments to the Defaulted Lenders thereby curing the Payment Default.

The provisions of the Instruments, the Waivers and Extensions and related matters were previously reported in Note 4, “Debt” and in Note 12, “Subsequent Events” in Part I, Item 1 of the 10-Q, and all of such disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.
On June 4, 2020, the issued a press release entitled “Amyris Raises $200 Million From Private Placement,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 8.01 and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Form of Series E Certificate of Designation
10.1	Form of Security Purchase Agreement
10.2	LSA Amendment
99.1	Press release issued June 4, 2020

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the timing of the Closing, the amount of proceeds to be received by the Company from the sale of the Shares and the uses thereof, and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 4, 2020	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer